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                                                                    Exhibit 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan and Individual Stock Options granted under Individual Stock Option Agreements of Bay Networks, Inc. of our reports dated July 19, 1996 with respect to the consolidated financial statements and the financial statement schedule, of Bay Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP


Palo Alto, California
January 10, 1997